                                                                    EXHIBIT 99.1

                            (CIVITAS BANKGROUP LOGO)

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                           Contact:   Mike Alday
                                                           Alday Communications
                                                           615.791.1535


                         CIVITAS REPORTS RECORD PROFITS


FRANKLIN, Tenn. (July 25, 2005) - Civitas BankGroup (OTC: CVBG) reported net income of $5.31 million for the first six months of 2005 which included
$2.78 million in gain and income from discontinued operations associated with the sale of its BankTennessee subsidiary.

Civitas BankGroup's income from continuing operations was $2.54 million during the first six months of 2005 compared to $1.35 million for the same period in 2004, an 88% increase.

For the second quarter 2005, Civitas BankGroup earned $1.64 million from continuing operations, which included a $370,000 gain on the sale of the Bank of Mason. This compares to income from continuing operations of $751,000 for the second quarter of 2004. The company earned $903,000 from continuing operations for the first quarter of 2005.

"Non-recurring items have greatly impacted our earnings this year, but core or recurring earnings have also been remarkable," commented Richard E. Herrington, President of Civitas BankGroup. "From an operating earnings basis, the second quarter of 2005 was the most profitable quarter in the history of our company."

Non-performing assets showed another significant improvement at June 30, 2005. The total of non-performing assets (non-accrual loans and foreclosed properties) dropped to $3.2 million at quarter-end, as compared to $5.9 million at March 31, 2005. Non-performing assets, including those from divested banks, peaked at $26.1 million at September 30, 2002.

"This year's significant increase in operating earnings reflects the profitability of Cumberland Bank, our Middle Tennessee banking franchise," explained Herrington. "We have completed our sale of West Tennessee banks: Bank of Dyer in the fourth quarter 2004, BankTennessee in the first quarter 2005, and Bank of Mason in the second quarter 2005. All of these banks had negatively impacted profits and profitability during the past few years. We are in the third year of our four-year recovery program, and our patience is being rewarded."


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"We are now a Middle Tennessee focused company," added Herrington. "Cumberland
Bank, our lead bank, has experienced outstanding growth over the last twelve months. Compared to June 2004, loans at Cumberland are up 19.6% and deposits have increased 11.2%. Our new Williamson County branches, opened in 2004, have provided much of the stimulus for this growth."

"The increased profitability has been fueled by improving interest margins, growth of our mortgage banking operations, and improved operating efficiency," said Herrington. "Growth in profits is important to our company, but maintaining a high level of asset quality is just as important. During the second quarter, our non-performing assets continued the downward trend and our delinquency ratio fell to .85% (of loans). These are extremely positive trends."

"We continue to build a solid base for future growth and profitability," added Herrington. "Earlier in the year, we upgraded our core computer application systems, allowing us to achieve improved economies of scale and to market superior products to our customers. During the second quarter, we expanded our mortgage banking activities to include niche products under the HomeStar Solutions banner."

Civitas BankGroup is a bank holding company operating in Middle Tennessee through Cumberland Bank. The company also owns 50% of Nashville's Insurors Bank and the Murray Bank in Murray, Kentucky.

                                     --30--

THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unaudited)

                                                                         June 30,         December 31,
                                                                           2005              2004          % Change
                                                                           ----              ----          --------
BALANCE SHEET SUMMARY
      Assets
           Cash and Cash Equivalents                                        27,666           23,262          18.9%
           Federal Funds Sold & Interest Bearing Deposits                    3,852            7,185         -46.4%
           Investment Securities                                           196,664          205,138          -4.1%
           Loans                                                           449,006          437,577           2.6%
           Allowance for Loan Losses                                        (4,647)          (4,427)          5.0%
                                                                      ---------------------------------------------
           Net Loans                                                       444,359          433,150           2.6%
           Fixed Assets                                                     13,890           15,043          -7.7%
           Foreclosed Properties                                               802              793           1.1%
           Other Assets                                                     18,109           19,107          -5.2%
           Assets of Discontinued Operations                                     0          200,543        -100.0%
                                                                      ---------------------------------------------
                Total Assets                                               705,342          904,221         -22.0%


      Liabilities and Stockholders Equity
           Deposits                                                        554,956          566,873          -2.1%
           Trust Preferred Securities                                       12,000           12,000           0.0%
           Other Borrowings                                                 88,820           78,451          13.2%
           Other Liabilities                                                 3,233            2,790          15.9%
           Liabilities of Discontinued Operations                                0          186,371        -100.0%
           Shareholders Equity                                              46,333           57,736         -19.8%
                                                                      ---------------------------------------------
                Total Liabilities, Equity                                  705,342          904,221         -22.0%


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                                CIVITAS BANKGROUP
                (all dollars in thousands except per share data)
                                   (unaudited)

                                                       Three Months Ending June 30,             Six Months Ending June 30,
                                                    2005           2004       % Change       2005           2004        % Change
                                                    ----           ----       --------       ----           ----        --------
INCOME STATEMENT
     Interest Income                                 10,043          7,700       30.4%        19,296        15,677        23.1%
     Interest Expense                                 4,520          2,929       54.3%         8,670         5,913        46.6%
                                                 ----------    -----------     ------     ----------    ----------      ------
     Net Interest Income                              5,523          4,771       15.8%        10,626         9,764         8.8%
     Provision for Loan Losses                          205            314      -34.7%           538           866        -37.9%
     Non-Interest Income                              3,007          1,790       68.0%         4,973         3,287        51.3%
     Non-Interest Expense                             5,885          5,123       14.9%        11,325        10,187        11.2%
                                                 ----------    -----------     ------     ----------    ----------      ------
     Income Before Taxes                              2,440          1,124      117.1%         3,736         1,998        87.0%
     Income Taxes                                       803            373      115.3%         1,196           647        84.9%
                                                 ----------    -----------     ------     ----------    ----------      ------
     Income from Continuing Operations                1,637            751      118.0%         2,540         1,351        88.0%
                                                 ==========    ===========     ======     ==========    ==========      ======

     Income from Discontinued Operations                  0           (138)    -100.0%            82            16       412.5%
     Gain on Sale of Discontinued Operations              0              0        0.0%         2,693             0       100.0%
                                                 ----------    -----------     ------     ----------    ----------      ------
     Net Income                                       1,637            613      167.0%         5,315         1,367       288.8%
                                                 ==========    ===========     ======     ==========    ==========      ======

PER SHARE DATA
     Income - Basic - Continuing Operations            0.10           0.04     150.00%          0.16          0.08      106.00%
     Income - Diluted - Continuing Operations          0.10           0.04     150.00%          0.16          0.08      106.84%

     Income - Basic                                    0.10           0.04     150.00%          0.33          0.08      319.89%
     Income - Diluted                                  0.10           0.04     150.00%          0.32          0.08      308.85%

     Common Book Value per Share                                                                2.95          3.13        -5.9%

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                       15,684,270     17,478,235      -10.3%    16,309,764    17,393,769        -6.2%
     Diluted                                     15,729,577     17,571,317      -10.5%    16,374,669    17,465,393        -6.2%



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                                CIVITAS BANKGROUP
                           (all dollars in thousands)
                                  (unaudited)

                                                               Three Months Ended                 Six Months Ended
                                                                     June 30,                           June 30,

                                                               2005           2004                2005          2004
                                                               ----           ----                ----          ----
AVERAGE BALANCES
      Loans                                                   454,385        405,379             447,846      410,010
      Investment Securities                                   211,947        163,998             206,553      164,390
      Earning Assets                                          672,108        580,791             668,073      589,961
      Total Assets of Discontinued Operations                       0        187,570              67,009      187,450
      Total Assets                                            724,609        812,917             789,145      814,791

      Demand Deposits                                          64,151         56,415              64,228      106,264
      Interest-Bearing Deposits                               514,505        452,055             513,726      458,173
      Total Deposits of Discontinued Operations                     0        169,792              55,036      149,642
      Total Deposits                                          514,505        678,262             632,990      714,079
      Shareholders' Equity                                     44,233         56,820              48,619       56,155


KEY PERFORMANCE RATIOS - CONTINUING OPERATIONS (ANNUALIZED)
      Return on Average Assets                                   0.90%          0.48%               0.70%        0.43%
      Return on Average Equity                                  14.80%          5.29%              10.45%        4.81%
      Net Interest Margin                                        3.29%          3.29%               3.18%        3.31%
      Efficiency Ratio                                          68.99%         78.08%              72.60%       78.06%


ASSET QUALITY DATA - CONTINUING OPERATIONS
      Nonperforming Assets                                                                         3,212        8,424
      Allowance for Loan Losses                                                                    4,647        5,598
      Net Charge-Offs                                                                                279          722

      Nonperforming Assets to Period-
           End Loans                                                                                0.72%        2.12%
      Allowance for Loan Losses to
           Period-End Loans                                                                         1.03%        1.41%
      Net Charge-Offs to Average
           Loans                                                                                    0.12%        0.35%